Exhibit 99.1

( BW)(IL-HUB-INTERNATIONAL)(HBG)(HBG.TO) Hub International Announces Fourth Quarter and Full Year 2006 Results

Fourth Quarter Revenue Increases 20% on 3.5% Organic Growth

4Q Earnings Conference Call Rescheduled to 2:00 p.m. EST Today

Business Editors

CHICAGO—(BUSINESS WIRE)—Feb. 26, 2007—Hub International Limited (NYSE:HBG) (TSX:HBG) announced strong growth in revenue, net earnings and operating cash flows for the fourth quarter and year ended December 31, 2006.

Fourth quarter 2006 revenue of $136.6 million represented a $22.6 million, or 20%, increase over fourth quarter 2005 revenue of $114.1 million. Fourth quarter 2006 net earnings of $11.0 million represented a $5.3 million, or 92%, increase over fourth quarter 2005 net earnings of $5.7 million. Fourth quarter 2006 diluted earnings per share of $0.27 represented a $0.10, or 59%, increase over fourth quarter 2005 diluted earnings per share of $0.17.

Net earnings include a number of items that can distort comparisons between periods. A reconciliation of these items to a normalized net earnings amount is included in exhibits attached to this press release. Considering these items, normalized fourth quarter 2006 net earnings of $13.1 million represented a $2.1 million, or 19%, increase over normalized fourth quarter 2005 net earnings of $10.9 million. Normalized diluted earnings per share were $0.32 for both the fourth quarter 2006 and 2005.

Full year 2006 revenue of $543.9 million represented a $101.3 million, or 23%, increase over 2005 revenue of $442.6 million. Full year 2006 net earnings of $50.9 million represented a $25.2 million, or 98%, increase over 2005 net earnings of $25.7 million. Full year 2006 diluted earnings per share of $1.35 represented a $0.59, or 78%, increase over 2005 diluted earnings per share of $0.76.

Adjusted for the same items referred to above, normalized full year 2006 net earnings of $60.6 million represented an $11.1 million, or 22%, increase over normalized 2005 net earnings of $49.5 million. Normalized full year 2006 diluted earnings per share of $1.61 represented a $0.20, or 14%, increase over normalized 2005 diluted earnings per share of $1.41.

“Our results for the fourth quarter and for full year 2006 continue to demonstrate the effectiveness of our business model, the strength of our sales culture and the tremendous ability of our people to deliver sustainable growth, even in declining rate environments,” said Martin P. Hughes, chairman and chief executive officer. “We remain focused on completing our geographic footprint in North America, specifically in the southeastern and southwestern United States, through additional acquisitions. We will also continue to drive organic growth and prudently manage our cost structure to allow for annual operating margin expansion of 50 to 150 basis points as we believe these items are all essential to maximizing long-term shareholder value.”

Fourth Quarter 2006 Performance Review

Quarterly total revenue growth of 20% included organic growth of 3.5%, despite most hubs operating in declining rate environments. Commission income growth of 21% included organic growth of 4.6%, while contingent commissions and volume overrides declined 31% on both a total and organic basis due to the timing of a 2005 acquisition-related contingent commission. Excluding the impact of foreign exchange, organic growth on commission income was 3.7%. Organic growth is a non-GAAP measurement that describes internal revenue growth from current operations owned at least one year.

For U.S.-based hubs, quarterly revenue of $101.0 million represented a $19.6 million, or 24%, increase from fourth quarter 2005 revenue of $81.4 million. The 24% revenue growth included organic growth on commission income of 4.4% and organic growth on total revenue of 2.6%.

For Canadian-based hubs, quarterly revenue of $35.1 million represented a $2.7 million, or 8%, increase from fourth quarter 2005 revenue of $32.4 million. The 8% revenue growth included organic growth on commission income of 5.1% and organic growth on total revenue of 4.8%. Excluding the impact of foreign exchange, organic growth on commission income was 2.1%.

Quarterly employee cash compensation of $75.5 million represented a $10.5 million, or 16%, increase from fourth quarter 2005 employee cash compensation of $65.0 million. As a percentage of quarterly revenue, 2006 quarterly employee cash compensation improved 170 basis points to 55.3% from 57.0% for the same period in 2005.

Quarterly selling, occupancy and administration expense of $27.3 million represented a $4.9 million, or 22%, increase from fourth quarter 2005 selling, occupancy and administration expense of $22.3 million. As a percentage of quarterly revenue, 2006 quarterly selling, occupancy and administration expense increased to 20.0% from 19.6% for the same period in 2005.

On a combined basis, quarterly employee cash compensation and selling, occupancy and administration expense improved 140 basis points to 75.2% of revenue from 76.6% of revenue in the prior year.

Quarterly intangible asset amortization expense of $6.4 million represented a $3.7 million, or 137%, increase over fourth quarter 2005 intangible asset amortization expense of $2.7 million. This increase is primarily attributable to the impact of acquisitions and a refinement in our amortization methodology for customer relationship and non-competition covenants intangible assets accounted for as a change in accounting estimate.

Full Year 2006 Performance Review

Annual total revenue growth of 23% included organic growth of 4.9%, despite most hubs operating in declining rate environments the entire year. Commission income growth of 24% included organic growth of 4.9%, while contingent commissions and volume overrides increased

11% with negative organic growth of 0.7%. Excluding the impact of foreign exchange, organic growth on commission income was 2.8%.

For U.S.-based hubs, annual revenue of $393.4 million represented an $83.7 million, or 27%, increase from 2005 annual revenue of $309.7 million. The 27% revenue growth included organic growth on commission income of 2.8% and organic growth on total revenue of 2.4%. Annual contingent commissions and volume overrides of $33.9 million increased $3.1 million, or 10%, from 2005 despite experiencing negative organic growth of 4.7% due primarily to the aforementioned contingent commission timing matter.

For Canadian-based hubs, annual revenue of $148.1 million represented a $16.7 million, or 13%, increase from 2005 annual revenue of $131.4 million. The 13% revenue growth included organic growth on commission income of 9.8% and organic growth on total revenue of 10.3%. Excluding the impact of foreign exchange, organic growth on commission income was 2.8%. Annual contingent commissions and volume overrides of $10.8 million increased $1.2 million, or 12%, from 2005, both in total and organically.

Annual employee cash compensation of $296.0 million represented a $49.7 million, or 20%, increase from 2005 annual employee cash compensation of $246.3 million. As a percentage of annual revenue, 2006 annual employee cash compensation improved 120 basis points to 54.4% from 55.6% for 2005.

Annual selling, occupancy and administration expense of $101.1 million represented an $18.2 million, or 22%, increase from 2005 annual selling, occupancy and administration expense of $82.8 million. As a percentage of annual revenue, 2006 annual selling, occupancy and administration expense improved to 18.6% from 18.7% for 2005.

On a combined basis, annual employee cash compensation and selling, occupancy and administration expense improved 140 basis points to 73.0% of revenue from 74.4% of revenue in the prior year.

Annual intangible asset amortization expense of $20.3 million represented an $11.9 million, or 142%, increase from the 2005 annual intangible asset amortization expense of $8.4 million. This increase is primarily attributable to the impact of acquisitions and a refinement in our amortization method for customer relationship and non-competition covenants intangible assets accounted for as a change in accounting estimate.

Fourth Quarter and Full Year Highlights

—

The Company accelerated its penetration of the transportation insurance market by acquiring Kaufman and Kaufman, a $9 million revenue brokerage based in Salt Lake City in October 2006. That acquisition was followed by the announcement in December 2006 of the entry into a letter of intent relating to the acquisition of Vermont-based Coburn Insurance Agency, a $9 million revenue brokerage. The combined strength of these operations, operating as Hub International Transportation Insurance, will provide increased accessibility to insurance markets and will position Hub as the provider of choice for transportation risks across the U.S. and Canada.

—	Quarterly earnings before interest, taxes, depreciation and amortization (EBITDA) margin of 24.8% improved 130 basis points from 23.5% for the same period in 2005. Annual EBITDA margin of 27.1% improved 140 basis points from 25.7 for full year 2005. EBITDA margin calculations exclude all Talbot earnout compensation and all other non-cash share-based compensation.

—	Cash flows from operations were $14.6 million and $86.6 million for the fourth quarter and full year 2006, respectively. Cash and cash equivalents as of December 31, 2006 were $99.2 million, an increase of $29.1 million from December 31, 2005.

—	Annual capital expenditures of $10.6 million represented 1.9% of total revenue, an increase from the 1.8% experienced in 2005. Management expects 2007 capital expenditures to be approximately 2% of total revenue.

—	The full year 2006 effective tax rate, excluding the effects of the Talbot earnout expenses, was approximately 36%.

—	Debt-to-capitalization ratio declined to 18.0% as of December 31, 2006 from 29.4% as of December 31, 2005. The Company’s revolving credit facilities remain fully available.

Expansion Continues in Soft Rate Environment

“We continue to make good progress in driving positive organic growth despite having the majority of our revenue derived from markets where rates have declined versus 2005,” Hughes said. “To offset these declines, our sales efforts have been focused both on writing new business and improving our already strong client retention percentage while concurrently driving down our compensation and other expense percentages. Our employees are committed to growth through excellent client service and new sales generation, both of which were clearly visible in 2006.”

The Talbot Earnout

Hub discloses the impact of the earnout portion related to the 2004 Talbot acquisition in order to give investors increased insight into Hub’s results of operations and the effective cost of the Talbot acquisition.

Total consideration paid to acquire Talbot includes both $90 million of cash paid to Safeco Corporation and the issuance of Hub common shares, or comparable amounts of cash, to approximately 70 Talbot executives. The total consideration is within Hub’s target range of paying 5-7 times EBITDA for acquired brokerages.

As the executives participating in this earnout were not shareholders of Talbot prior to the sale, the earnout compensation they receive under the terms of the acquisition agreement is recorded as compensation expense. This compensation expense, which is not deductible for tax purposes, will be charged to earnings through the first quarter of 2007 and will affect year-over-year earnings comparisons through 2008, making it difficult for investors to analyze Hub’s results in comparison to prior years and industry peers.

Hub has the option to pay the earnout to the executives in cash, Hub common shares or a combination thereof. The first Talbot earnout payment of $16.4 million was paid in cash in September 2005. The second payment of $19.0 million was paid in March 2006 in Hub common shares. Hub anticipates that the third and final payment due on March 31, 2007 of approximately $22 million will be made in cash.

The estimated total charge to earnings for the Talbot earnout, including expense recorded to date, will be $57.3 million, recorded as follows:

—	2004 $14.4 million (actual)

—	2005 $28.7 million (actual)

—	2006 $12.2 million (actual)

—	2007 $2.0 million (estimate)

Conference Call and Webcast

Hub will discuss its financial results and outlook on a conference call scheduled for Monday, February 26, 2007 at 2:00 p.m. (EST), 1:00 p.m. (CST). The call is being webcast by Thompson/CCBN and can be accessed at Hub’s web site at www.hubinternational.com. The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can also access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

Headquartered in Chicago, IL, Hub International Limited is a leading North American insurance brokerage that provides a broad array of property and casualty, reinsurance, life and health, employee benefits, investment and risk management products and services through offices located in the United States and Canada.

Important Additional Information will be Filed with Securities Regulators:

Hub will file a copy of the Arrangement Agreement with the Securities and Exchange Commission and Canadian securities regulators. In connection with the proposed transaction, Hub will file a proxy statement with the Securities and Exchange Commission and Canadian securities regulators. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ARRANGEMENT AND THE PARTIES THERETO.

Investors and security holders may obtain a free copy of the Arrangement Agreement and proxy statement (when available) and other documents filed by Hub at the Securities and Exchange Commission’s Web site at http://www.sec.gov and at the Canadian securities regulators Web site at http://www.sedar.com. The proxy statement and such other documents may also be obtained for free from Hub by directing such request to Investor Relations, Hub International Limited, 55 East Jackson Boulevard, Chicago, IL 60604, telephone: (877) 402-6601.

Hub and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Hub’s shareholders in connection with the proposed transaction. Information concerning the interests of Hub’s management who are participating in the solicitation, which may be different than those of Hub shareholders generally, is set forth in Hub’s proxy statements and Annual Reports on Form 10-K, filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction when it becomes available.

Forward Looking Statements:

This press release may contain “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that reflect our current expectations regarding our future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. We have used words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will continue,” “will likely result,” and similar expressions to indicate forward-looking statements. However, these words are not the exclusive means of identifying these forward-looking statements. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements, including, but not limited to: risks associated with implementing our business strategies, identifying and consummating acquisitions, successfully integrating acquired businesses, attaining greater market share, resolution of regulatory issues and litigation, including those related to compensation arrangements with insurance carriers, the possibility that the receipt of contingent compensation from insurance carriers could be prohibited, developing and implementing effective information technology systems, recruiting and retaining qualified employees, fluctuations in the demand for insurance products, fluctuations in the premiums charged by insurance carriers, with corresponding fluctuations in our premium-based revenue, fluctuations in foreign currency exchange rates, any loss of services of key executive officers, industry consolidation, increased competition in the industry, the actual costs of resolution of contingent liabilities, the passage of new federal, state or provincial legislation subjecting our business to regulation in the jurisdictions in which we operate, and those risks discussed in our Annual Report on Form 10-K, particularly under the caption “Risk Factors,” filed with the Securities and Exchange Commission and the Canadian securities commissions. These uncertainties and other factors also include, but are not limited to, risks associated with the transaction, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Arrangement Agreement, the inability to complete the transaction due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the transaction, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the transaction, risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Hub’s ability to control or predict. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as otherwise expressly required by securities laws, we undertake no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.

HUB INTERNATIONAL LIMITED

Consolidated Organic Revenue Growth (unaudited)

For the three months and twelve months ended December 31, 2006 and 2005

(in thousands of U.S. dollars, except percentages)

	Revenue for the Three Months Ended December 31,		Increase (Decrease) 2006 vs. 2005	Net Adjustments For (Acquisitions) And Dispositions	Organic Growth (%)	Organic Growth Excluding Foreign Currency Changes (%)
	2006	2005	(%)
Hub Consolidated
Commission Income	$128,983	$106,636	21%	$(17,456)	4.6%	3.7%
Contingent Commissions and Volume Overrides income	3,217	4,660	-31%	(13)	-31.2%	-31.2%
Other Income	4,441	2,782	60%	(1,138)	18.7%	17.7%

Total	$136,641	$114,078	20%	$(18,607)	3.5%	2.6%

U.S.
Commission Income	$94,515	$74,939	26%	$(16,308)	4.4%	N/A
Contingent Commissions and Volume Overrides income	3,140	4,442	-29%	(13)	-29.6%	N/A
Other Income	3,330	2,035	64%	(1,117)	8.8%	N/A

Total	$100,985	$81,416	24%	$(17,438)	2.6%	N/A

Canada
Commission Income	$34,460	$31,697	9%	$(1,148)	5.1%	2.1%
Contingent Commissions and Volume Overrides income	66	218	-70%	—	-69.9%	-69.9%
Other Income	579	467	24%	(21)	19.2%	12.2%

Total	$35,105	$32,382	8%	$(1,169)	4.8%	1.8%

Head Office
Total	$551	$280

	Revenue for the Twelve Months Ended December 31,		Increase (Decrease) 2006 vs. 2005	Net Adjustments For (Acquisitions) And Dispositions	Organic Growth (%)	Organic Growth Excluding Foreign Currency Changes (%)
	2006	2005	(%)
Hub Consolidated
Commission Income	$483,245	$389,907	24%	$(73,500)	4.9%	2.8%
Contingent Commissions and Volume Overrides	44,722	40,454	11%	(4,531)	-0.7%	-2.5%
Other Income	15,934	12,195	31%	(981)	24.9%	22.8%

Total	$543,901	$442,556	23%	$(79,012)	4.9%	2.8%

U.S.
Commission Income	$348,270	$269,828	29%	$(70,674)	2.8%	N/A
Contingent Commissions and Volume Overrides	33,881	30,811	10%	(4,531)	-4.7%	N/A
Other Income	11,252	9,071	24%	(957)	15.4%	N/A

Total	$393,403	$309,710	27%	$(76,162)	2.4%	N/A

Canada
Commission Income	$134,967	$120,079	12%	$(2,826)	9.8%	2.8%
Contingent Commissions and Volume Overrides	10,821	9,643	12%	—	12.2%	4.6%
Other Income	2,347	1,702	38%	(24)	36.5%	23.7%

Total	$148,135	$131,424	13%	$(2,850)	10.3%	3.2%

Head Office
Total	$2,363	$1,422

Notes:

We define organic revenue growth as the net increase in revenue as the result of (1) new client accounts, (2) retention and expansion of existing client accounts, and (3) the impact of changes in insurance premium rates. Organic revenue growth excludes the net increase in revenue attributable to net business acquisitions and dispositions during the preceding 12-month period. Organic revenue growth is a non-GAAP measure and should not be considered an alternative to any measure of performance or liquidity promulgated under Canadian or U.S. GAAP. We believe that organic revenue growth is a particularly meaningful indicator of our financial and operational performance, the effectiveness of our sales initiatives, the long-term sustainability of our profits, and the demand for our products and services.

HUB INTERNATIONAL LIMITED

Consolidated Statements of Earnings Data (unaudited)

For the three months and twelve months ended December 31, 2006 and 2005

(in thousands of U.S. dollars, except per share amounts)

	For the Three Months ended December 31,
	2006	% of Total Revenue	2005	% of Total Revenue
REVENUE:
Commission income	$128,983	95%	$106,636	94%
Contingent commissions and volume overrides	3,217	2%	4,660	4%
Other	4,441	3%	2,782	2%

Total revenue	136,641	100%	114,078	100%

EXPENSES:
Compensation (1)	79,486	58%	72,126	63%
Selling, occupancy, and administration	27,264	20%	22,342	20%
Intangible asset amortization	6,418	5%	2,706	2%
Depreciation	2,680	2%	2,336	2%
Interest expense	2,544	2%	2,974	3%
(Gain) on disposal of subsidiaries, property and equipment, and other assets	(167)	0%	(286)	0%
(Gain) on forgiveness of debt	—	0%	—	0%
Loss on foreign exchange forward contract	—	0%	—	0%

	118,225	87%	102,198	90%

NET EARNINGS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES
PROVISION (BENEFIT) FOR INCOME TAXES:	18,416	13%	11,880	10%

Current	8,024	6%	5,709	5%
Future	(599)	-1%	300	0%

Total provision for income taxes	7,425	5%	6,009	5%

NET EARNINGS FROM CONTINUING OPERATIONS	10,991	8%	5,871	5%
NET LOSS FROM DISCONTINUED OPERATIONS, net of taxes	—	0%	(160)	0%

NET EARNINGS	10,991	8%	5,711	5%

Interest on subordinated convertible debentures	—	0%	—	0%
Dividends in lieu on restricted share units	29	0%	25	0%

DILUTED NET EARNINGS	$11,020	8%	$5,736	5%

EARNINGS PER SHARE—BASIC:
Net earnings from continuing operations	$0.28		$0.19
Net earnings loss from discontinued operations	—		—

Net earnings	$0.28		$0.19

EARNINGS PER SHARE—DILUTED:
Net earnings from continuing operations	$0.27		$0.17
Net earnings loss from discontinued operations	—		—

Net earnings	$0.27		$0.17

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	39,450		30,825

Diluted	40,907		34,182

(1) COMPENSATION INCLUDES:
Employee cash compensation	$75,544	55%	$65,017	57%
Talbot earnout compensation	2,269	2%	5,225	5%
Other non-cash share-based compensation	1,673	1%	1,884	1%

	$79,486	58%	$72,126	63%

	For the Twelve Months ended December 31,
	2006	% of Total Revenue	2005	% of Total Revenue
REVENUE:
Commission income	$483,245	89%	$389,907	88%
Contingent commissions and volume overrides	44,722	8%	40,454	9%
Other	15,934	3%	12,195	3%

Total revenue	543,901	100%	442,556	100%

EXPENSES:
Compensation (1)	314,690	58%	282,163	64%
Selling, occupancy, and administration	101,057	19%	82,843	19%
Intangible asset amortization	20,272	4%	8,363	2%
Depreciation	9,692	2%	8,714	2%
Interest expense	12,250	1%	10,656	2%
(Gain) on disposal of subsidiaries, property and equipment, and other assets	(644)	0%	(2,943)	-1%
(Gain) on forgiveness of debt	—	0%	(4,500)	-1%
Loss on foreign exchange forward contract	—	0%	555	0%

	457,317	84%	385,851	87%

NET EARNINGS FROM CONTINUING OPERATIONS BEFORE
PROVISION FOR INCOME TAXES	86,584	16%	56,705	13%

PROVISION (BENEFIT) FOR INCOME TAXES:
Current	36,701	7%	29,791	7%
Future	(1,048)	0%	1,167	0%

Total provision for income taxes	35,653	7%	30,958	7%

NET EARNINGS FROM CONTINUING OPERATIONS	50,931	9%	25,747	6%
NET LOSS FROM DISCONTINUED OPERATIONS, net of taxes	—	0%	(29)	0%

NET EARNINGS	50,931	9%	25,718	6%

Interest on subordinated convertible debentures	117	0%	1,900	0%
Dividends in lieu on restricted share units	950	1%	102	0%

DILUTED NET EARNINGS	$51,998	10%	$27,720	6%

EARNINGS PER SHARE—BASIC:
Net earnings from continuing operations	$1.41		$0.84
Net earnings loss from discontinued operations	—		—

Net earnings	$1.41		$0.84

EARNINGS PER SHARE—DILUTED:
Net earnings from continuing operations	$1.35		$0.76
Net earnings loss from discontinued operations	—		—

Net earnings	$1.35		$0.76

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	36,054		30,561

Diluted	38,523		36,619

(1) COMPENSATION INCLUDES:
Employee cash compensation	$295,951	54%	$246,263	56%
Talbot earnout compensation	12,176	2%	28,716	6%
Other non-cash share-based compensation	6,563	2%	7,184	2%

	$314,690	58%	$282,163	64%

HUB INTERNATIONAL LIMITED

Consolidated Balance Sheet Information (unaudited)

As of December 31, 2006 and 2005

(in thousands of U.S. dollars)

	2006	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$99,213	$70,118
Trust cash	112,188	113,349
Accounts and other receivables, net	283,415	230,654
Income taxes receivable	3,009	6,001
Future income taxes	6,598	4,971
Prepaid expenses	8,212	6,436

Total current assets	512,635	431,529

GOODWILL	529,955	421,158
OTHER INTANGIBLE ASSETS, net	152,455	105,007
PROPERTY AND EQUIPMENT, net	30,682	28,160
FUTURE INCOME TAXES	14,154	4,528
OTHER ASSETS	13,344	10,971

TOTAL ASSETS	$1,253,225	$1,001,353

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$413,102	$384,174
Income taxes payable	8,878	4,344
Current portion of long-term debt and capital leases	3,296	4,910
Future income taxes	50	359

Total current liabilities	425,326	393,787

LONG-TERM DEBT AND CAPITAL LEASES	141,338	135,363
SUBORDINATED CONVERTIBLE DEBENTURES	—	35,000
FUTURE INCOME TAXES	27,345	17,277

TOTAL LIABILITIES	594,009	581,427

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Share capital	464,175	270,199
Contributed surplus	22,469	16,989
Cumulative translation account	31,093	31,893
Retained earnings	141,479	100,845

Total shareholders’ equity	659,216	419,926

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,253,225	$1,001,353

HUB INTERNATIONAL LIMITED

Consolidated Cash Flow Information (unaudited)

For the three months and twelve months ended December 31, 2006 and 2005

(in thousands of U.S. dollars)

	For the Three Months ended December 31,		For the Twelve Months ended December 31,
	2006	2005	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$10,991	$5,711	$50,931	$25,718
Items not affecting cash:
Depreciation and amortization expense	9,098	5,113	29,964	17,342
Gain on disposal of subsidiaries, property and equipment, and other assets	(167)	(290)	(644)	(2,913)
Total compensation for Talbot earnout	2,269	5,225	12,176	28,716
Cash paid for Talbot earnout	—	—	—	(16,434)
Other non-cash share-based compensation	1,673	1,884	6,563	7,184
Gain on forgiveness of debt	—	—	—	(4,500)
Loss on write-off of trademarks	—	—	—	—
Future income taxes	(599)	425	(1,048)	1,271
Non-cash working capital items
Trust cash	(25,692)	(48,152)	9,124	(34,219)
Accounts and other receivables, net	(36,642)	(62,628)	(6,089)	(33,451)
Prepaid expenses	1,940	1,890	(1,555)	(259)
Accounts payable and accrued liabilities	50,791	99,078	(16,107)	54,739
Other assets	129	129	516	515
Income taxes payable	813	1,231	2,778	2,304

Net cash flows from operating activities	14,604	9,616	86,609	46,013

CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisitions, net of cash received	(23,764)	(47,727)	(150,070)	(66,145)
Business dispositions	28	265	1,734	5,127
Purchase of property and equipment	(2,303)	(3,268)	(10,586)	(7,982)
Proceeds on the sale of property and equipment	81	6	92	26
Premium financing receipts	15,916	—	23,780	—
Premium financing disbursements	(8,409)	—	(15,053)	—
Other	298	(41)	891	5,068

Net cash flows used in investing activities	(18,153)	(50,765)	(149,212)	(63,906)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of bank debt	(986)	—	(15,221)	—
Proceeds from the issuance of long-term debt	(15)	—	130,018	10,000
Payments of long-term debt and capital lease obligations	(2,892)	(11,436)	(129,881)	(18,907)
Proceeds from share issue, net of costs	—	—	114,862	15
Proceeds from exercise of stock options	817	2,242	1,765	4,542
Windfall tax benefit	244		436	—
Dividends paid	(2,770)	(1,845)	(10,297)	(7,375)

Net cash flows from (used in) financing activities	(5,602)	(11,039)	91,682	(11,725)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON	(1,365)	(137)	16	1,532

CASH AND CASH EQUIVALENTS:	(10,516)	(52,325)	29,095	(28,086)

CASH AND CASH EQUIVALENTS - beginning of period	109,729	122,443	70,118	98,204

CASH AND CASH EQUIVALENTS - end of period	$99,213	$70,118	$99,213	$70,118

HUB INTERNATIONAL LIMITED

Compensation for Talbot Earnout and Other Non-Cash Share-Based Compensation (unaudited)

For the three months and twelve months ended December 31, 2006 and 2005

(in thousands of U.S. dollars)

Compensation expense recorded in connection with the Talbot earnout includes both cash and non-cash share-based compensation. The Talbot earnout agreement is, in substance, a performance-based contingent compensation agreement, and, thus, the Company has recorded the Talbot earnout payments as a charge to compensation expense over the period in which the payments are earned. Compensation expense incurred in connection with the Talbot earnout is not deductible for income tax purposes. The final Talbot earnout payment of approximately $21.8 million will be made on March 31, 2007, most likely in cash. Compensation expense recorded in connection with the Talbot earnout for the three months and twelve months ended December 31, 2006 and 2005, was as follows:

	For the Three Months ended December 31,		For the Twelve Months ended December 31,
	2006	2005	2006	2005
Cash-based compensation expense	$2,269	$2,094	$9,451	$17,156
Non-cash share-based compensation expense	—	3,131	2,725	11,560

Total Talbot earnout compensation	$2,269	$5,225	$12,176	$28,716

Other non-cash share-based compensation expense, excluding the non-cash share-based portion of the Talbot earnout, recognized during the three months and twelve months ended December 31, 2006 and 2005, was as follows:

	For the Three Months ended December 31,		For the Twelve Months ended December 31,
	2006	2005	2006	2005
RSUs	$1,669	$1,652	$6,544	$5,809
Stock options	—	85	—	1,209
Common shares issued in connection with acquisitions	4	147	19	166

Total other non-cash share-based compensation	1,673	1,884	6,563	7,184
Tax benefit	506	545	2,166	1,983

Total other non-cash share-based compensation, net of tax	$1,167	$1,339	$4,397	$5,201

Based on share-based awards issued and outstanding as of December 31, 2006, the Company estimates non-cash share-based compensation expense for the years ended December 31, 2007 through 2012 and thereafter, is as follows:

	For the Year ended December 31,
	2007	2008	2009	2010	2011	2012 and thereafter
RSUs	$6,292	$6,144	$3,920	$3,169	$383	$664
Common shares issued in connection with acquisitions	5	—	—	—	—	—

Total other non-cash share-based compensation	$6,297	$6,144	$3,920	$3,169	$383	$664

HUB INTERNATIONAL LIMITED

Reconciliation of GAAP Net Earnings and Diluted Net Earnings Per Share

to Normalized Net Earnings and Diluted Earnings Per Share (unaudited)

(in thousands of U.S. dollars, except per share amounts)

	For the Three Months ended December 31, 2006		For the Three Months ended December 31, 2005
	Effect on Net Earnings	Effect on Diluted Net Earnings Per Share	Effect on Net Earnings	Effect on Diluted Net Earnings Per Share
Net Earnings Reported under GAAP	$10,991	$0.27	$5,711	$0.17
Compensation for Talbot earnout	2,269	0.06	5,225	0.15
Foreign exchange gains, net of tax	(205)	(0.01)	(164)	—
Discontinued operations, net of tax	—	—	160	—

Normalized net earnings and diluted earnings per share	$13,055	$0.32	$10,932	$0.32

	For the Twelve Months ended December 31, 2006		For the Twelve Months ended December 31, 2005
	Effect on Net Earnings	Effect on Diluted Net Earnings Per Share	Effect on Net Earnings	Effect on Diluted Net Earnings Per Share
Net Earnings Reported under GAAP	$50,931	$1.35	$25,718	$0.76
Compensation expense for Talbot earnout	12,176	0.32	28,716	0.78
Foreign exchange gains, net of tax	(2,000)	(0.05)	(1,475)	(0.04)
Gain on disposition of subsidiaries, property, equipment, and other assets, net of tax	(486)	(0.01)	(1,914)	(0.05)
Severance costs, net of tax	—	—	1,004	0.03
Loss on foreign exchange contract, net of tax	—	—	354	0.01
Gain on forgiveness debt, net of tax	—	—	(2,925)	(0.08)
Discontinued operations, net of tax	—	—	29	—

Normalized net earnings and diluted earnings per share	$60,621	$1.61	$49,507	$1.41

CONTACT:	Hub International Limited
Media:
W. Kirk James, 312-279-4881
Vice President, Secretary and
Chief Corporate Development Officer
Kirk.James@HubInternational.com
Investors:
John P. Graham, 312-279-4840
Vice President, Chief Financial Officer
John.Graham@HubInternational.com